DISTRIBUTION AGREEMENT

THIS AGREEMENT is made as of June 30, 2011, between Chou America Mutual Funds (“Fund”), a Delaware statutory trust, Chou America Management Inc., a Canadian corporation (“Adviser”) and Rafferty Capital Markets, LLC, (“RCM”), a corporation organized and existing under the laws of the State of New York.

WHEREAS the Fund is registered under the Investment Act of 1940, as amended (“1940 Act”), as an open-end management investment company, and has registered one or more distinct series of shares of beneficial interest (“Shares”) for sale to the public under the Securities Act of 1933, as amended (“1933”), and has qualified its shares for sale to the public under various state securities laws; and

WHEREAS the Fund desires to retain RCM as principal underwriter in connection with the offering and sale of the Shares of each series listed on Schedule A (as amended from time to time) to this Agreement; and

WHEREAS this Agreement has been approved by a vote of the Fund’s board of trustees or directors (“Board”) and its disinterested trustees/directors in conformity with Section 15(c) under the 1940 Act; and

WHEREAS RCM is willing to act as principal underwriter for the Fund on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.
Appointment. The Fund hereby appoints RCM as its agent to be the principal underwriter so as to hold itself out as available to receive and accept orders for the purchase of Shares in jurisdictions where the Shares may be legally offered for sale, and the redemption of Shares on behalf of the Fund, subject to the terms and for the period set forth in this Agreement. RCM hereby accepts such appointment and agrees to act hereunder. The Fund understands that any solicitation activities conducted on behalf of the Fund will be conducted primarily, if not exclusively, by employees of the Fund’s sponsor who shall become registered representatives of RCM.

2.	Services and Duties of RCM.

(1)
RCM agrees to sell Shares on a best efforts basis from time to time during the term of this Agreement as agent for the Fund and upon the terms described in the Registration Statement. As used in this Agreement, the term “Registration Statement” shall mean the currently effective registration statement of the Fund, and any supplements thereto, under the 1933 Act and the 1940 Act.

(2)
RCM will hold itself available to receive purchase and redemption orders satisfactory to RCM for Shares and will accept such orders on behalf of the Fund. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Registration Statement.

(3)	RCM, with the operational assistance of the Fund’s transfer agent, shall make Shares available through the National Securities Clearing Corporation’s Fund/SERV System.

(4)
RCM agrees to cooperate with the Fund or its agent in the development of proposed advertisements and sales literature relating to the Fund.  RCM shall provide to investors and potential investors only such information regarding the Fund as the Fund shall provide or approve. RCM shall review all proposed advertisements and sales literature for compliance with applicable laws and regulations and file all proposed advertisements and sales literature with appropriate regulators,  RCM agrees to furnish to the Fund any comments provided by regulators with respect to such materials and to use its best efforts to obtain the approval of the regulators for such materials.

(5)
The offering price of the Shares shall be the price determined in accordance with, and in the manner set forth in the Fund’s most current Prospectus. The Fund shall make available to RCM a statement of each computation of net asset value and the details of entering into such computation.

(6)
RCM at its sole discretion may repurchase Shares offered for sale by the shareholders. Repurchase of Shares by RCM shall be at the price determined in accordance with, and in the manner set forth in the most-current Prospectus. At the end of each business day, RCM shall notify, by any appropriate means, the Fund and its transfer agent of the orders for repurchase of Shares received by RCM since the last report, the amount to be paid for such Shares, and the identity of the shareholders offering Shares for repurchases. The Fund reserves the right to suspend such repurchase right upon written notice to RCM. RCM further agrees to act as agent for the Fund to receive and transmit promptly to the Fund’s transfer agent shareholder requests for redemption of Shares.

(7)	RCM shall not be obligated to sell any certain number of Shares.

(8)	RCM shall prepare reports for the board regarding its activities under this

Agreement as from time to time shall be reasonably requested by the Board, including reports regarding the use of any Rule 12b-1 fees received by RCM.

(9)	RCM agrees to advise the Fund promptly in writing of the initiation of any proceedings against it by the SEC or its staff, FINRA or any state regulatory authority.

(10)	RCM shall monitor amounts paid under Rule 12b-1 plans and pursuant to sales loads, if any, to ensure compliance with applicable FINRA rules.

3.	Duties of the Fund.

(1)
The Fund shall keep RCM fully informed of its affairs and shall provide to RCM from time to time copies of all information, financial statements, and other papers that RCM may reasonably request for use in connection with the distribution of Shares, including, without limitation, certified copies of any financial statements prepared for the Fund by its independent registered pubic accountant and such reasonable number of copies if the most current Prospectus, Statement of Additional Information (“SAI”), and annual and interim reports as RCM may request, and the Fund shall fully cooperate in the efforts of RCM to sell and arrange for the sale of Shares.

(2)
The Fund shall maintain a currently effective Registration Statement on Form N-1A with the Securities and Exchange Commission (the “SEC”), maintain qualification with applicable states and file such reports and other documents as may be required under applicable federal and state laws. The Fund shall notify RCM in writing of the states in which the Shares may be sold and shall notify RCM in writing of any changes to such information. The Fund shall bear all expenses related to preparing and typesetting such Prospectuses, SAI and other materials required by law and such other expenses, including printing and mailing expenses, related to the Fund’s communication with persons who are shareholders.

(3)	The Fund shall not use any advertisements or other sales materials that have not been (i) submitted to RCM for its review and approval, and (ii) filed with the appropriate regulators.

(4)
The Fund represents and warrants that its Registration Statement and any advertisements and sales literature (excluding statements relation to RCM and the services it provides that are based upon written information furnished by RCM expressly for inclusion therein) of the Fund shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to RCM, pursuant to Section 3(a) hereof, shall be true and correct in all material respects.

(5)
Other Broker-Dealers.  RCM in its discretion may enter into agreements to sell Shares to such registered and qualified retail dealers, as reasonably requested by the Fund. In making agreements with such dealers, RCM shall act only as principal and not as agent for the Fund. The form of any such dealer agreement shall be mutually agreed upon and approved by the Fund and RCM.

(6)
Services Not Exclusive. The services furnished by RCM hereunder are not to be deemed exclusive and RCM shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

(7)
Expenses of the Fund. The Fund and Adviser shall bear all costs and expenses of registering the Shares with the SEC and state and other regulatory bodies, and shall assume expenses related to communications with shareholders of the Fund including, but not limited to, (i)fees and disbursements of its counsel and independent public accountant;(ii) the preparation and mailing of annual and interim reports, Prospectuses, SAIs, and proxy materials to shareholders; (iv) such other expenses related to the communications with persons who are shareholders of the Fund; and (v) the qualification of Shares for sale under the securities laws of such jurisdictions as shall be selected by the Fund pursuant to Paragraph 3(b) hereof, and the costs and expenses payable to each such jurisdiction for continuing qualification therein. In addition, the Fund shall bear all costs of preparing, printing, mailing and filing any advertisements and sales literature. RCM does not assume responsibility for any expenses not assumed hereunder.

(8)
Compensation. As compensation for the services performed and the expenses assumed by RCM under this Agreement including, but not limited to, any commissions paid for sales of Shares, the Fund and Adviser shall pay RCM, as promptly as possible after receipt of a quarterly invoice a fee for services as set forth in Schedule B to this Agreement.

(9)
Share Certificates. The Fund shall not issue certificates representing Shares unless requested to do so by a shareholder. If such request is transmitted through RCM, the Fund will cause certificates evidencing the Shares owned to be issued in such names and denominations as RCM shall from time to time direct.

(10)	Status of RCM. RCM is an independent contractor and shall be agent of the Fund only with respect to the sale and redemption of Shares.

(11)	Indemnification.

a.
The Fund agrees to indemnify, defend, and hold RCM, its officers and directors, and any person who controls RCM within the meaning of Sections 15 of 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that RCM its officers, directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any (i)alleged untrue statement of a material fact contained in the Registration Statement, Prospectus, SAI or sales literature prepared by the Fund or its agent, (ii) alleged omission to state a material fact required to be stated in the either thereof or necessary to make the statements therein not misleading, or (iii) failure by the Fund to comply materially with the terms of the Agreement; provided, that in no event shall anything contained herein be so construed as to protect RCM against any liability to the Fund or its shareholders to which RCM would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.  The Fund’s obligation to indemnify RCM shall not be deemed to cover any losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to RCM and furnished to the Fund or its counsel by RCM for the purpose of, and used in, the preparation thereof.

b.
The Fund shall not be liable to RCM under this Agreement with respect to any claim made against RCM on any person indemnified unless RCM or other such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon RCM or such other person (or after RCM or the person shall have received notice of service on any designated agent.) However, failure to notify the Fund of any claim shall not relieve the Fund from any liability that it may have to RCM or any other person against whom such action is brought otherwise than on account of this Agreement.

c.
The Fund shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this Agreement. If the Fund elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Fund and satisfactory to indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Fund elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of a suit, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of the Fund and the defendants, the Fund will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

d.
RCM agrees to indemnify, defend, and hold the Fund, its officers and directors, and any person who controls the Fund within the meaning of Sections 15 of 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigation or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the Fund, its officers, directors, or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any (i)alleged untrue statement of a material fact contained in the sales literature prepared by RCM, on behalf of the Fund, or based on information provided by RCM to the Fund; (ii) alleged omission to state a material fact required to be stated in the either thereof or necessary to make the statements therein not misleading, or (iii) failure by RCM to comply materially with the terms of the Agreement; provided, that in no event shall anything contained herein be so construed as to protect the Fund against any liability to the Fund or its shareholders to which the Fund would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations under this Agreement.  RCM’s obligation to indemnify RCM shall not be deemed to cover any losses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any advertisement or sales literature in reliance upon and in conformity with written information relating to the Fund and furnished to RCM or its counsel by the Fund for the purpose of, and used in, the preparation thereof.

e.
RCM shall not be liable to the Fund under this Agreement with respect to any claim made against the Fund on any person indemnified unless the Fund or other such person shall have notified RCM in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or such other person (or after RCM or the person shall have received notice of service on any designated agent.) However, failure to notify RCM of any claim shall not relieve RCM from any liability that it may have to the Fund or any other person against whom such action is brought otherwise than on account of this Agreement.

f.
RCM shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if RCM elects to assume the defense, the defense shall be conducted by counsel chosen by RCM and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that RCM elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If RCM does not elect to assume the defense of any suit, or if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of RCM and the defendants, RCM will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

(12)	Duration and Termination.

a.
This Agreement shall become effective on the date first written above or such later date as indicated in Schedule A with respect to a Fund and, unless sooner terminated by as provided herein, will continue in effect for two years.  Thereafter, if not terminated, this Agreement shall continue in effect for successive annual periods, provided that such continuance is specifically approved at least annually (i) by a vote of a majority of the Fund’s Board who are neither interested persons (as defined in the 1940 Act) of the Fund (“Independent trustees/directors”) or RCM, cast in person at a meeting called for the purpose of voting on such approval, or (ii) by a vote of a majority of the Independent Trustees and a majority of the outstanding voting securities of the Fund.

b.
Notwithstanding the foregoing, this Agreement may be terminated in its entirety at any time, without the payment of any penalty, by vote of the Board, by vote of a majority of the Independent trustees/directors, or by vote of a majority of the outstanding voting securities of the Fund on sixty days’ written notice to RCM or by RCM at any time, without the payment of any penalty, on sixty days’ written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.

(13)
Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought. This Agreement may be amended with the approval of the Board or of a majority of the outstanding voting securities of the Fund; provided, that in either case, such amendment also shall be approved by a majority of the Independent trustees/directors.

(14)	Limitation of Liability. The Board and shareholders of the Fund shall not be personally liable for obligations of the Fund in connection with this Agreement.

(15)
Notice. Any notice required or permitted to be given by any party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after being sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile or e-mail transmission to the other party at its address as set forth below:

Notice to RCM shall be sent to:

Rafferty Capital Markets, LLC
59 Hilton Avenue
Garden City, New York  11530
Phone:  (516) 353-3800
Fax:  (516) 742-6935
Attn:  Thomas Mulrooney
mulrooneyt@rafcap.com

Notice to the Fund shall be sent to:

Attn: Michael J. McKeen
Atlantic Fund Administration, LLC
Three Canal Plaza, Suite 600
Portland, Maine 04101
Phone: (207) 347-2014
Fax: (207) 347-2100

Notice to the Adviser shall be sent to:

Attn: Francis S.M. Chou
Chou America Management Inc.
110 Sheppard Ave East, Suite 301
Toronto, Ontario M2N 6Y8
Phone: (416) 214-5188
Fax: 416-214-1733

(16)
Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statue, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities”, “interested person”, and “assignment” shall have the same meaning as such terms have in the 1940 Act.

(17)
Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the 1940 Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the 1940 Act, the latter shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.

ATTEST:	Chou America Mutual Funds

/s/Megan H. Koehler	By:	/s/Michael McKeen
	Title:	Treasurer

ATTEST:	Chou America Management Inc.

/s/Jingyun Huang	By:	/s/Francis Chou
Title:

ATTEST:	Rafferty Capital Markets, LLC

/s/Marye Vogl	By:	/s/Thomas A. Mulrooney
	Title:	President

SCHEDULE A
to the
DISTRIBUTION AGREEMENT
between

Chou America Mutual Funds, Chou America Management Inc.,
and Rafferty Capital Markets, LLC

Pursuant to Section 1 of the Distribution Agreement among Chou America Mutual Funds (“Fund”), Chou America Management Inc. and Rafferty Capital Markets, LLC (“RCM”), the Fund hereby appoints RCM as its agent to be the principal underwriter of the Fund with respect to its following series:

Chou Equity Opportunity Fund

Chou Income Opportunity Fund

Dated:  June 30, 2011

SCHEDULE B
to the
DISTRIBUTION AGREEMENT
between

Chou America Mutual Funds, Chou America Management Inc.
and Rafferty Capital Markets, LLC

Dated:  June 30, 2011